Exhibit 4.3

[Face of Note]

ADVANCE AUTO PARTS, INC.

5.750% Notes due 2020

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (A) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.04 OF THE ORIGINAL INDENTURE, (B) THIS SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE ORIGINAL INDENTURE, (C) THIS SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE ORIGINAL INDENTURE AND (D) EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15(B) OF THE ORIGINAL INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY (X) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, (Y) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR (Z) BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR DEPOSITARY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CUSIP: 00751YAA4

ISIN: US 00751YAA47

5.750% Notes due 2020

No. 1	$300,000,000

ADVANCE AUTO PARTS, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum: $300,000,000 (THREE HUNDRED MILLION DOLLARS AND NO CENTS), as such amount may be increased or decreased as set forth in the Schedule of Increase or Decrease in Principal Amount of Global Note attached hereto on May 1, 2020.

Interest Payment Dates: May 1 and November 1, commencing on November 1, 2010.

Record Dates: April 15 and October 15.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

ADVANCE AUTO PARTS, INC.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION

by
Authorized Signatory

Subsidiary Guarantee

Each of the undersigned (the “Subsidiary Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture (the “Indenture”) dated as of April 29, 2010, by and among Advance Auto Parts, Inc., as issuer, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as Trustee, and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes (as defined in the Indenture), when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders of the Notes or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of the Subsidiary Guarantors to the Holders of the Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Subsidiary Guarantee.

This Subsidiary Guarantee has been executed and issued to the requirements of Section 4.09 of the Indenture. This Subsidiary Guarantee is subject to automatic and unconditional release as set forth in Section 10.05 of the Indenture.

[Signatures on Following Pages]

In WITNESS THEREOF, each Subsidiary Guarantor has caused this Subsidiary Guarantee to be signed manually or by facsimile by its duly authorized officer.

ADVANCE AIRCRAFT COMPANY, INC.

By
	Name:	Michael A. Norona
	Title:	President, Treasurer and Assistant Secretary

ADVANCE AUTO INNOVATIONS, LLC

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Treasurer

ADVANCE AUTO OF PUERTO RICO, INC.

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Treasurer

ADVANCE PATRIOT, INC.

By
	Name:	Michael A. Norona
	Title:	Vice President, Treasurer

ADVANCE STORES COMPANY, INCORPORATED

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Chief Financial Officer

ADVANCE TRUCKING CORPORATION

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Chief Financial Officer

AUTOPART INTERNATIONAL, INC.

By
	Name:	Sarah E. Powell
	Title:	Clerk

CROSSROADS GLOBAL TRADING CORP.

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Chief Financial Officer, Treasurer

DISCOUNT AUTO PARTS, LLC

By
	Name:	Michael A. Norona
	Title:	Vice President, Treasurer

E-ADVANCE, LLC

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Treasurer

TTR, INC.

By
	Name:	Michael A. Norona
	Title:	Vice President, Treasurer

WESTERN AUTO OF PUERTO RICO, INC.

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Chief Financial Officer

WESTERN AUTO OF ST. THOMAS, INC.

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Chief Financial Officer

WESTERN AUTO SUPPLY COMPANY

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Chief Financial Officer

ADVANCE AUTO BUSINESS SUPPORT, LLC

By
	Name:	Michael A. Norona
	Title:	Executive Vice President, Chief Financial Officer

[Reverse of Note]

ADVANCE AUTO PARTS, INC.

5.750% Notes due 2020

1.	Indenture

This Security is one of a duly authorized issue of Securities of the Company, designated as its 5.750% Notes due 2020 (herein called the “Notes,” which expression includes any additional notes issued pursuant to Section 2.04 of the First Supplemental Indenture (as hereinafter defined) and forming a single series therewith), issued and to be issued under an indenture, dated as of April 29, 2010 (herein called the “Original Indenture”), as supplemented by a first supplemental indenture, dated as of April 29, 2010 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among ADVANCE AUTO PARTS, INC., a Delaware corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), THE SUBSIDIARY GUARANTORS listed on the signature pages hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto relevant to the Notes reference is hereby made for a complete description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Indenture.

The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to create or incur Liens or engage in Sale and Leaseback Transactions. The Indenture also imposes certain limitations on the ability of the Company to merge, consolidate or amalgamate with or into any other person (other than a merger of a wholly owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the property of the Company in any one transaction or series of related transactions.

Each Note is subject to, and qualified by, all such terms as set forth in the Indenture certain of which are summarized herein and each Holder of a Note is referred to the corresponding provisions of the Indenture for a complete statement of such terms. To the extent that there is any inconsistency between the summary provisions set forth in the Notes and the Indenture, the provisions of the Indenture shall govern.

2.	Interest

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year, commencing November 1, 2010. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 29, 2010. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

3.	Paying Agent, Registrar and Service Agent

Initially, the Trustee will act as Paying Agent, registrar and service agent. The Company may appoint and change any Paying Agent, registrar or co-registrar and service agent without notice. The Company or any of its Subsidiaries may act as Paying Agent, registrar, co-registrar or service agent.

4.	Defaults and Remedies; Waiver

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, subject to certain limitations, may declare all the Notes due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) and premium, if any, of all outstanding Notes will become and be immediately due and payable without any declaration or other act by the Trustee or any Holder of outstanding Notes.

Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnification. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture.

At any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Notes and the principal of (and premium, if any, on) any and all Notes that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Notes to the date of such payment or deposit) and the amount payable to the Trustee under Section 7.07 of the Original Indenture and (ii) any and all existing Events of Default under the Indenture with respect to the Notes, other than the nonpayment of principal on Notes that shall not have become due by their terms, shall have been remedied or waived as provided in Section 6.04 of the Original Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal amount of premium, if any, and accrued and unpaid interest on a Note. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

5.	Amendment

In addition to any supplemental indenture otherwise authorized by the Indenture, the Company, the Subsidiary Guarantors and the Trustee may from time to time and at any time enter into supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of any Holder of Notes, for one or more of the following purposes: (i) to evidence the succession of another person to the Company or any Subsidiary Guarantor and the assumption by such successor of the Company’s or such Subsidiary Guarantor’s covenants, agreements and obligations; (ii) to surrender any right or power conferred upon the Company or any Subsidiary Guarantor by the Indenture, to add to the covenants of the Company or any Subsidiary Guarantor such further covenants, restrictions, conditions or provisions for the protection of the Holders of all or any Notes as the Board of Directors of the Company shall consider to be for the protection of the Holders of such Notes, and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under the Indenture; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes to waive such default; (iii) to cure any ambiguity or correct or supplement any provision contained in the Indenture, in any supplemental indenture or in any Notes that may be defective or inconsistent with any other provision contained therein; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of any Holders of Notes; (v) to modify or amend the Indenture in such a manner as to permit the qualification of the Indenture or any supplemental indenture thereto under the Trust Indenture Act as then in effect; (vi) to add or to change any of the provisions of the Indenture to provide that Notes in bearer form may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Notes in registered form or of principal, premium or interest with respect to Notes in bearer form, or to permit Notes in registered form to be exchanged for Notes in bearer form, so as to not adversely affect the interests of the Holders or any coupons in any material respect or permit or facilitate the issuance of Notes in uncertificated form; (vii) to secure the Notes; (viii) to release Subsidiary Guarantors as provided in Article Ten of the Indenture; (ix) to make any change that does not adversely affect the rights of any Holder in any material respect; (x) to add to, change, or eliminate any of the provisions of the Indenture with respect to the Notes, so long as any such addition, change or elimination not otherwise permitted under the Indenture shall (A) neither apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Note with respect to the benefit of such provision or (B) become effective only when there is no such Note outstanding; and (xi) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the Indenture by more than one Trustee.

With the written consent (as evidenced as provided in Section 9.02 of the Original Indenture) of the Holders of at least a majority in principal amount of the Notes at the time outstanding affected by such amendment (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company the Subsidiary Guarantors and the Trustee, may amend the Indenture without notice to any Holder; provided that no such amendment shall, without the consent of the Holders of each Note then outstanding and affected thereby, (i) reduce the principal amount of Notes whose Holders must consent to an amendment, modification, supplement or waiver; (ii) reduce the rate of or extend the time for payment of interest on any Note; (iii) reduce the principal of or change the Stated Maturity of any Note; (iv) reduce the amount payable upon the redemption of any Note or add redemption provisions to any Note; (v) make any Note payable in money other than that stated in the Note or, other than in accordance with the provisions of Article Ten of the Indenture, eliminate any existing Subsidiary Guarantor; or (vi) make any change in the Sections of the Indenture relating to waivers of past defaults and the rights of Holders to receive payments, or in the foregoing amendment and waiver provisions. It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

Any consent to an amendment or a waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes. Any Holder or subsequent Holder may revoke its consent if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid to all Holders, ratably, that so consent, waive or agree to amend.

6.	Obligations Absolute

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

7.	Redemption Upon a Change of Control Triggering Event

Upon a Change of Control Triggering Event, any Holder of Notes shall have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.	Sinking Fund

The Notes shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Notes will not have the benefit of any sinking fund.

9.	Denominations; Transfer; Exchange

The Notes are issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. When Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes, the Registrar shall register the transfer or make the exchange in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any registration or exchange of Notes.

The Company and the Registrar shall not be required (a) to issue, register the transfer of or exchange any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption and ending at the close of business on the day of such mailing or (b) to register the transfer or exchange of Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

10.	Further Issues

The Company may from time to time, without the consent of the Holders of the Notes and in accordance with the Indenture, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

11.	Optional Redemption

The Notes may be redeemed at the Company’s option, upon notice as set forth in the Indenture, in whole at any time or in part from time to time, on the terms set forth in the Indenture.

12.	Persons Deemed Owners

The ownership of Notes shall be proved by the register maintained by the Registrar.

13.	No Recourse Against Others

No shareholder, partner, manager, member, director, officer, employee, agent or incorporator, as such, of any Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company under the Notes or the Indenture or a Subsidiary Guarantor under its Subsidiary Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. This waiver and release shall be part of the consideration for the issuance of the Notes.

14.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money and/or U.S. Government Obligations for the payment of principal of, premium, if any, and interest on the Notes to redemption or maturity, as the case may be.

15.	Unclaimed Money

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or, if then held by the Company, shall be discharged from such trust. Thereafter the Holder of such Note shall look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

16.	Trustee Dealings with the Company

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Paying Agent may do the same with like rights.

17.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.	CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

Signature Guarantee

INCREASES OR DECREASES IN PRINCIPAL

AMOUNT OF GLOBAL NOTE

The initial principal amount of this Global Note is $300,000,000. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Remaining Principal Amount of this Global Note Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian